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                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                 We have issued our report dated September 10, 1999 (except for note K, as to which the date is September 29, 1999) accompanying the financial statements of InfoAccess, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in this Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of IntraNet Solutions, Inc. and subsidiaries on Form S-8 No. 333-11489, Form S-3 No. 333-14175, Form S-3 No. 333-33437, Form S-3 No.
333-57181, Form S-8 No. 333-66449, Form S-8 No. 333-66451 and Form S-8 No.
333-90843.

                                                     /s/GRANT THORNTON LLP



Minneapolis, Minnesota
November 29, 1999